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                                                                    EXHIBIT 10.1

                         NEW YORK STOCK EXCHANGE, INC.

                  AGREEMENT FOR RECEIPT AND USE OF MARKET DATA

                  AGREEMENT made as of the 23rd day of December, 1997 between the executing person ("Customer") and New York Stock Exchange, Inc. ("NYSE") acting on behalf of the Authorizing SROs* as Paragraph 12 describes.

                                     RECITAL

                  The Authorizing SROs act (1) cooperatively pursuant to the "CTA Plan"(1) and the "CQ Plan"(2) (collectively, the "Plans") and on behalf of Other Data Disseminators*, and (2) individually on their own behalves, to facilitate the dissemination of the following categories of information:

         Network A* Last Sale Price Information*                  Network B* Last Sale Price Information
         Network A Quotation Information*                         Network B Quotation Information
         NYSE Market Information*                                 AMEX Market Information*
         Other Market Information*                                Delayed Last Sale Price Information*

                  This Agreement refers to such information collectively as "Market Data" and refers to each category of such information as a "Type of Market Data") The Authorizing SROs authorize NYSE to enter into this Agreement to permit Customer to receive and redisseminate and/or otherwise use Market Data on a non-exclusive basis, and to perform or provide the Services*, (1) to the extent, for the purposes, and in the manner, specified in Exhibit A and (2) only in accordance with and subject to this Agreement. This Agreement incorporates Exhibit A.

                              TERMS AND CONDITIONS

                  Customer and the Authorizing SROs by NYSE acting on their behalf agree as follows:

                       PART I: MARKET DATA ACCESS AND USE

                  1.       DEFINITIONS

-----------------------

* Whenever an asterisk follows the first use of a term, Paragraph 1 of this Agreement refers to or defines that term.


(1) The CTA Plan was filed with the Securities and Exchange Commission (the "Commission") by certain of the Authorizing SROs pursuant to Rule 17A-15 (later amended and renumbered as Rule 11Aa3-2) under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Commission declared the CTA Plan effective as of May 17, 1974.


(2) The CQ Plan was filed with the Commission by certain of the Authorizing SROs for the purpose of implementing Rule 11Ac1-1 under the 1934 Act. The Commission approved the CQ Plan on July 28, 1978.


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                  (a) "AMEX Market Information" includes Last Sale Price and
Quotation Information relating to Non-Eligible Securities* that are admitted to dealings on the American Stock Exchange ("AMEX"), index information that AMEX makes available and such other categories of information as AMEX or an Other Data Disseminator may make available and AMEX may from time to time identify.

                  (b) "Authorizing SRO(s)" mean each of the national securities exchanges, and the national securities association, that are signatories to either or both Plans. (This agreement refers to any such signatory as a "Participant".)

                  (c) "Customer Affiliate" means any person identified in Exhibit A (i) that receives one or more Services and (ii) as to which NYSE has made the "control relationship" determination that Paragraph 8(b) describes.

                  (d) "Data Recipient" means any person that is authorized in accordance with Paragraph 5 to receive one or more Types of Market Data from Customer acting pursuant to this Agreement.

                  (e) "Delayed Last Sale Price Information" means Last Sale Price Information that has been delayed for such period (the "Delay Period") as NYSE specifies on 60 days' written notice.

                  (f) "Disseminating Party" means "CTA" and the "Operating Committee" (as defined in the CTA and CQ Plans, respectively), each member of CTA and the Operating Committee, each Authorizing SRO, each facilities manager for the dissemination of one or more Types of Market Data (e.g., the "Processor" as defined in the Plans), each Other Data Disseminator, each of their respective directors, governors, officers, employees and affiliates, and each director, officer and employee of each such affiliate.

                  (g) "Eligible Security" has the meaning that the CTA Plan assigns to that term.

                  (h) "Indirect Access" means access to one or more of the Authorizing SROs' Transmission Facilities through an intermediary and in a manner that (i) allows the access recipient to control the redistribution of Market Data or (ii) precludes the access provider (A) from exercising entitlement controls over the access recipient's use of Market Data in a manner that is satisfactory to NYSE or AMEX, as appropriate, or (B) from otherwise fulfilling its reporting obligations under its agreement with the Authorizing SROs. (This Agreement provides terms and conditions pursuant to which Customer may provide and/or receive Indirect Access.)

                  (i) "Indirect Access Service" refers to Customer's provision of Market Data to a Data Recipient in compliance with Exhibit A and in a manner that NYSE, acting in its sole discretion, determines to constitute Indirect Access to the Transmission Facilities.

                  (j) "Interrogation Device" means any terminal or other device, including, without limitation, any computer, data processing equipment, communications equipment, cathode ray tube, monitor or audio voice response equipment, technically enabled to display, transmit or otherwise communicate, upon inquiry, Market Data in visual, audible or other comprehensible form.

                  (k) "Interrogation Service" means any service that permits retrieval of one or more Types of Market Data by means of an Interrogation Device.

                  (l) "Last Sale Price Information" means (i) the last sale prices reflecting completed transactions in Eligible Securities or Non-Eligible Securities, (ii) the volume and other information related to those transactions,
(iii) the identifier of the Authorizing SRO furnishing the prices, and (iv) other related information.

                  (m) "Market Minder" means any Service provided by a Vendor* by means of an Interrogation Device or other display which (i) permits monitoring, on a dynamic basis, of Last Sale Price Information and/or Quotation Information in respect of a particular security, and (ii) displays the most recent Last Sale Price Information or Quotation Information with respect to that security until such information has been

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superseded or supplemented by the display of new Last Sale Price Information reflecting the next reported transaction in that security and/or new Quotation Information reflecting updated bids or offers for that security.

                  (n) "Network A" means (i) in respect of Eligible Securities, Eligible Securities admitted to dealings on NYSE, and (ii) in respect of a Participant, a Participant that makes available information relating to Network A Eligible Securities.

                  (o) "Network B" means (i) in respect of Eligible Securities, Eligible Securities other than Network A Eligible Securities, and (ii) in respect of a Participant, a Participant that makes available information relating to Network B Eligible Securities.

                  (p) "Non-Eligible Securities" include certain stocks, bonds, and other securities, that are not Eligible Securities and that are admitted to dealings on a Participant national securities exchange.

                  (q) "NYSE Market Information" includes Last Sale Price and Quotation Information relating to Non-Eligible Securities that are admitted to dealings on NYSE, index information that NYSE makes available and such other categories of information as NYSE or an Other Data Disseminator may make available and NYSE may from time to time identify.

                  (r) "Other Data Disseminators" means (i) "other reporting parties" (as the CTA Plan defines that term) and (ii) such other, non-Participant parties that make market information available over the Transmission Facilities, or that have a proprietary interest in the index information that a Participant makes available pursuant to the CTA Plan, as NYSE or AMEX, as appropriate, may from time to time identify.

                  (s) "Other Market Information" includes Last Sale Price and Quotation Information relating to Non-Eligible Securities that are admitted to dealings on a Participant other than NYSE or AMEX, index information that a Participant other than NYSE or AMEX makes available pursuant to the CTA Plan and such other categories of information as a Participant other than NYSE or AMEX, or an Other Data Disseminator, may make available and NYSE may from time to time identify.

                  (t) "Person" means a natural person or proprietorship, or a corporation, partnership or other organization.

                  (u) "Quotation Information" means (i) all bids, offers, quotation sizes, aggregate quotation sizes, identities of brokers or dealers making bids or offers and other information in respect of Eligible Securities and Non-Eligible Securities; (ii) the identifier of the Authorizing SRO furnishing each bid or offer; (iii) each "consolidated BBO" (as the CQ Plan defines that term) in the foregoing information and any identifier associated therewith; (iv) each "ITS/CAES BBO" (as the CQ Plan defines that term) and any identifier associated therewith; and (v) related information.

                  (v) "Services" include both Subscriber Services* and Indirect Access Services.

                  (w) "Service Facilitator" means any person other than a "common carrier" (as defined in the Federal Communications Act) (i) that assists Customer as described and in the manner specified in Exhibit A in any aspect of Customer's receipt, dissemination or other use of Market Data (including any facilities manager, equipment operator, signal broadcaster or installation contractor) and (ii) as to which NYSE has made the "Service Facilitator" determination that Paragraph 8(a) describes.

                  (x) "Subscriber" means a recipient of one or more types of Market Data through a Ticker Display*, Interrogation Service, Market Minder Service, or other Market Data Service from a Vendor, another data redisseminator or the Authorizing SROs.

                  (y) "Subscriber Service" refers to any Interrogation, Ticker Display, Market Minder or other service involving the use of Market Data (other than an Indirect Access Service) that Customer may create and provide to its own officers, partners and employees and/or to other Data Recipients, all as Exhibit A describes.


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                  (z) "Ticker Display" means a continuous moving display of Last
Sale Price Information (other than a Market Minder) provided on an interrogation or other display device.

                  (aa) "Transmission Facilities" include the data transmission facilities by which the Authorizing SROs make Market Data available pursuant to the Plans and such other data transmission facilities by which one or more Authorizing SROs may make Market Data available as NYSE may from time to time identify.

                  (bb) "Vendor" means any person engaged in the business of providing Subscriber Services and/or Indirect Access Services to brokers, dealers, investors or other persons.

                  2. PROPRIETARY INTERESTS - Customer understands and acknowledges, and shall assure that each Customer Affiliate and Service Facilitator (if any) understands and acknowledges, that each Authorizing SRO and Other Data Disseminator has a proprietary interest in the Market Data that originates on or derives from its markets or in its index information.

                  3. CUSTOMER ACCESS TO MARKET DATA

                  (a) DIRECT ACCESS - Customer may receive one or more Types of Market Data through direct access to (i.e., through direct computer-to-computer interface(s) with) the Transmission Facilities.

                  (b) INDIRECT ACCESS - Customer may receive one or more Types of Market Data through Indirect Access to the Transmission Facilities through an intermediary. However, Customer may do so only after NYSE notifies the intermediary in writing of NYSE's approval.

                  (c) ACCESS SPECIFICATIONS AND EXPENSES - Customer may receive one or more Types of Market Data as Paragraphs 3(a) and 3(b) provide solely as and to the extent described, and in the manner specified, in Exhibit A. Where Customer adds, deletes or substitutes either any intermediary or any means of access (i.e., either direct access or Indirect Access), NYSE must first approve the addition, deletion or substitution and any related changes as Paragraph 6 describes. Except as NYSE may explicitly undertake, no Authorizing SRO is responsible for any cost or expense, or for providing any circuit, necessary for Customer to receive or transmit Market Data.

                  4. SRO MODIFICATIONS - Upon as much notice as is reasonably practicable under the circumstances, the Authorizing SROs, without liability to Customer or to any other person, (a) may discontinue disseminating any or all Types of Market Data either at all or in any particular manner, (b) may change or eliminate any circuit(s) carrying any or all Types of Market Data, (c) may discontinue converting any or all Types of Market Data into electrical signal form and/or (d) may change the speed or any other characteristic of the electrical signals representing any or all Types of Market Data.

                  5. CUSTOMER USE OF MARKET DATA

                  (a) PERMITTED USE OF DATA - Customer may receive and use a Type of Market Data pursuant to this Agreement solely as and to the extent described, and in the manner specified, in Exhibit A. Except as this Paragraph 5 describes, any redissemination or other use of that Type of Market Data is prohibited. Where NYSE has authorized Customer to provide one or more, but not all, Types of Market Data to a Data Recipient, Customer shall inhibit the provision of the unauthorized Type(s) of Market Data in the manner Exhibit A describes.

                  (b) SUBSCRIBER SERVICES - Customer may provide one or more Type(s) of Market Data to a Subscriber through a Subscriber Service solely as described and in the manner specified in Exhibit A and only pursuant to such one or more of the following requirements as NYSE or AMEX, as appropriate, specifies:

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                           (i) if NYSE, or AMEX, as appropriate, has notified
         Customer (by such means as NYSE or AMEX, as appropriate, may specify) that the person has entered into an appropriate agreement with NYSE or AMEX that authorizes the person to receive and use the Type(s) of Market Data; or

                           (ii) while the person is a party to an effective agreement with Customer that includes terms and conditions in the form attached to this Agreement as Exhibit B (if any); or

                           (iii) Customer's compliance with such alternative or additional Subscriber Service requirements as NYSE, or AMEX, as appropriate, may from time to time approve in writing.

Where Customer provides a Subscriber Service pursuant to clause (ii) or (iii) of this Paragraph 5(b), Customer shall assure that it has the ability to modify its agreements with Subscribers, and any alternative subscriber requirements, as NYSE may from time to time specify. Customer shall effect any such modification promptly, except that Customer may continue to provide a Subscriber Service to any existing Subscriber without effecting the modification for 90 days from that receipt. Customer shall discontinue its provision thereafter if the Subscriber has not agreed to the modification(s). Customer shall promptly describe to NYSE any breach by a Subscriber of the NYSE-prescribed portions of Customer's agreements with the Subscriber, or of NYSE-prescribed alternative subscriber requirements, about which it may learn. Customer shall not in any way amend, supplement, or otherwise modify NYSE-prescribed provisions or requirements or vitiate those provisions or requirements by any collateral agreement or understanding, except as NYSE may otherwise agree in writing.

                  (c) INDIRECT ACCESS SERVICES - NYSE will determine in its sole discretion whether the manner in which Customer intends to provide one or more Types of Market Data to other persons constitutes an Indirect Access Service. Customer may provide an Indirect Access Service solely as described and in the manner specified in Exhibit A. Customer shall not provide any person with an Indirect Access Service unless NYSE has notified Customer that the person has entered into an appropriate agreement with NYSE authorizing the Indirect Access. Customer shall promptly notify NYSE whenever any person commences or ceases to receive an Indirect Access Service.

                  (d) DELAYED LAST SALE PRICE INFORMATION SERVICES - If Customer elects to provide Delayed Last Sale Price Information Services (as described, and in the manner specified, in Exhibit A), Customer shall:

                           (i) comply with any contract and fee collection requirements that NYSE may specify from time to time as to persons receiving Delayed Last Sale Price Information;

                           (ii) assure that each display of Delayed Last Sale Price Information conspicuously exhibits a statement indicating that the information has been delayed and the duration of the delay; and

                           (iii) assure that any advertisement, sales literature or other material promoting any Delayed Last Sale Price Information Service, and any agreement for that Service, includes such a statement in a conspicuous manner. Customer shall assure that the statement is effected in the form and manner Exhibit A describes and in a manner that makes it readily visible to any person viewing the display or promotional material. In addition, Customer shall comply, and shall use its best efforts to cause Subscribers to comply, with any other reasonable regulation that NYSE may adopt from time to time to assure that viewers of Delayed Last Sale Price Information are not misled as to its nature.

                  (e) SECURITIES PROFESSIONAL EXCEPTION - Insofar as (i) NYSE determines that Customer is a securities professional (such as a registered broker-dealer or investment adviser) and (ii) Exhibit A does not otherwise permit Customer to provide Market Data to a particular person or branch office, Customer, solely in the regular course of its securities business, may occasionally furnish limited amounts of Market Data to its

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customers and clients and to its branch offices. Customer may do so notwithstanding anything to the contrary in this Paragraph 5 and subject to such additional limitations as NYSE may specify in writing. Customer may so furnish Market Data to its customers and clients who are not on Customer's premises solely (i) in written advertisements, educational material, sales literature or similar written communications or (ii) during telephone conversations not entailing the use of computerized voice synthesization, other electronic communication or similar technology. Customer may so furnish Market Data to its branch offices solely (i) as the preceding sentence permits or (ii) through manual entry over its communications network. Customer shall not permit any customer or client to take physical possession of any component of the equipment and software used for or in connection with any Service, except as Exhibit A may otherwise provide.

                  (f) PERMITTED CONNECTIONS OF TICKER DISPLAY DEVICES - Customer may connect approved Ticker Display devices to the Transmission Facilities solely (i) for persons, and at locations, that NYSE or AMEX, as appropriate, has approved for that purpose and (ii) as described and in the manner specified in Exhibit A. Customer shall assure that any Ticker Display device complies with all NYSE requirements for content, format and timeliness.

                  6. SERVICE AND SECURITY VARIATIONS AND SUPPLEMENTS - Customer shall submit for NYSE's approval a description of any proposed, non-trivial variation or supplement to or deletion from any receipt, redissemination, other use or display of Market Data or to any Market Data security safeguard. Customer shall not implement any such variation, supplement or deletion unless NYSE approves its description in writing, whereupon Exhibit A shall incorporate the description. Customer understands that NYSE may not approve a proposed variation, supplement or deletion and that it acts at its own risk if any significant effort is expended in development prior to NYSE's approval. Customer further understands that an approved variation or supplement may be subject to one or more additional or substituted charges payable pursuant to Paragraph 10.

                                PART II: SECURITY

                  7. TRANSMISSION AND EQUIPMENT SECURITY

                  (a) PROTECTION OF TRANSMISSIONS AND EQUIPMENT - Customer shall assure that Service-related data processing, transmission and communications equipment and software are arranged and protected so that, so far as reasonably possible, no person can have unauthorized access to Market Data.

                  (b) SECURITY BREACHES AND REVISION - Customer shall assure that the security safeguards that Exhibit A describes are enforced. If, in its sole discretion, NYSE determines that one or more persons have unauthorized access to Market Data, Customer shall, in accordance with Paragraph 6, take all steps necessary to alter the security safeguards and the manner of its receipt or transmission of Market Data so as to preclude the access. Customer shall provide NYSE with such evidence as NYSE may request regarding the adequacy of those steps. If NYSE determines those steps to be inadequate, Customer shall promptly comply with any writing instructing Customer to discontinue transmitting Market Data by the inadequately-safeguarded means.

                  (c) INSPECTION - Customer shall assure that any person authorized in writing by NYSE (in respect of all Types of Market Data) or by AMEX (in respect of Network B Market Data and Other Market Information) has access, at any reasonable time, to any premises of Customer, any Customer Affiliate, any Service Facilitator or any person to whom Customer provides Market Data. In the presence of officials in charge of the premises, the authorized person may (i) examine any component of equipment and software used for the purposes of this Agreement and located at the premises and (ii) observe the use of Market Data and all operations located or conducted at the premises, but solely to monitor compliance with this Agreement. This Paragraph 7(c) does not require Customer to disclose any proprietary information other than as Exhibit A discloses.


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                  8. SERVICE FACILITATORS AND CUSTOMER AFFILIATES

                  (a) SERVICE FACILITATORS - NYSE will determine in its sole discretion whether any person assisting Customer for the purposes of this Agreement is a "Service Facilitator" and, therefore, is excused from entering into a separate agreement with NYSE. NYSE will base its determination upon such criteria as (i) the nature and quantity of the Service-related functions that the person performs and (ii) the extent to which Customer owns, or is under common ownership with, the person. Customer shall not permit any person other than a common carrier to assist Customer in providing or performing any aspect of the Service unless (i) NYSE has determined the person to be a "Service Facilitator" and the person is acting in accordance with, and in the manner specified, in Exhibit A or (ii) the person has entered into an agreement with NYSE governing the assistance.

                  (b) CUSTOMER AFFILIATES - NYSE will determine in its sole discretion whether any "control relationship" between Customer and any person qualifies the person as a "Customer Affiliate" for the purposes of this Agreement. Subject to the charges to which Paragraph 10(a) refers and to the other applicable provisions of this Agreement, Customer may provide any Subscriber Service to partners or officers and employees of Customer Affiliates. For that purpose, any such partner, officer or employee is deemed "a partner, officer or employee of Customer".

                  (c) CUSTOMER'S GUARANTEE - Customer unconditionally guarantees that each Service Facilitator and Customer Affiliate (i) will fully comply with the provisions of this Agreement that protect against unauthorized access to Market Data, that relate to installation, maintenance and inspection, or that otherwise apply in respect of the Service Facilitator or Customer Affiliate to the same extent as if it had entered into this Agreement and (ii) will not cause Customer to fail to comply with this Agreement. Customer shall inform each Service Facilitator and Customer Affiliate of all relevant provisions of this Agreement and shall promptly provide NYSE with a full description whenever it learns that a Service Facilitator or Customer Affiliate has failed to so comply or has caused Customer to fail to comply.

                  (d) CURE AND DISCONTINUANCE OF ACCESS - Whenever NYSE notifies Customer in writing that it has determined that a Service Facilitator or Customer Affiliate has failed to act in accordance with, or in the manner specified in, this Agreement, Customer shall promptly cure the breach or rectify the failure. If NYSE so instructs, Customer shall discontinue giving Market Data access to the partners, officers and employees of the Customer Affiliate, or using the Service Facilitator, under this Agreement.

                  9. COOPERATION AS TO UNAUTHORIZED RECEIPT

                  (a) PREVENTION AND DISCOVERY - Customer shall use best efforts to assure that no "Unauthorized Recipient" obtains Market Data from Customer or from equipment and software that Customer uses for the Services. As to any Type of Market Data, an "Unauthorized Recipient" is any person other than a Data Recipient, Customer Affiliate or Service Facilitator in its authorized access to that Type of Market Data. If an Unauthorized Recipient does so obtain Market Data, Customer shall use its best efforts to ascertain the source and manner of acquisition, shall fully and promptly brief NYSE, and shall promptly pay the applicable amounts described in Paragraph 10. Customer shall otherwise cooperate and assist in any investigation relating to any unauthorized receipt of Market Data made available pursuant to this Agreement.

                  (b) CUSTOMER COOPERATION AND ASSIGNMENT - Any one or more Authorizing SROs may sue or otherwise proceed against any Unauthorized Recipient, including suing or proceeding to prevent the Unauthorized Recipient from obtaining, or from using, any Type of Market Data that it or they make available. If any one or more Authorizing SROs institute any suit or other proceeding against the Unauthorized Recipient, Customer, unless made a defendant in the suit or proceeding,

                           (i) shall assure that it and Customer Affiliates and Service Facilitators (if any) cooperate with and assist the Authorizing SRO(s) in the suit or proceeding in all reasonable respects, provided that the Authorizing SRO(s) reimburse Customer for reasonable out-of-pocket expenses; and


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                           (ii) if the one or more Authorizing SROs so elect in
         writing, shall assure that all of Customer's, Customer Affiliates' and Service Facilitators' right, title and interest in the suit or proceeding and in its subject matter will be assigned to the Authorizing SRO(s).

If the one or more Authorizing SROs elect the assignment, it or they shall indemnify, hold harmless and defend Customer against any cost, liability or expense (including reasonable attorneys' fees) that arises out of or results from the suit or proceeding.

                  (c) THIRD PARTY SUITS AGAINST CUSTOMER - If any person brings a suit or other proceeding to enjoin Customer, any Customer Affiliate or any Service Facilitator from refusing to furnish any Type of Market Data to any Unauthorized Recipient, Customer shall promptly notify NYSE. The Authorizing SRO(s) that make that Type of Market Data available may intervene in the suit or proceeding in the name of Customer, the Customer Affiliate or the Service Facilitator, as appropriate, and, through counsel chosen by the intervening Authorizing SRO(s), may assume the defense of the action on behalf of Customer, the Customer Affiliate or the Service Facilitator. Intervening Authorizing SROs shall jointly and severally indemnify, hold harmless and defend Customer against any loss, liability or expense (including reasonable attorneys' fees) that arises out of or results from the suit or proceeding.

                  (d) WITHDRAWAL OF RECIPIENT APPROVAL - If NYSE or AMEX, as appropriate, notifies Customer in writing that the Authorizing SRO(s) have terminated the right of any authorized recipient to receive any Type of Market Data, Customer (i) shall cease furnishing that Type of Market Data to the person within five business days of the notice and (ii) shall, within ten business days, confirm the cessation, and inform NYSE or AMEX, as appropriate, of the cessation date, by notice.

                  (e) CUSTOMER INDEMNIFIED - If Customer refuses to furnish, or to continue to furnish, to any person any Type of Market Data solely because NYSE has notified Customer in writing that the Authorizing SRO(s) do not authorize, or no longer authorize, the person to receive that Type of Market Data, the Authorizing SRO(s) shall jointly and severally indemnify, hold harmless and defend Customer from and against (i) any suit or other proceeding that arises from the refusal and (ii) any liability, loss, cost, damage or expense (including reasonable attorneys' fees) that Customer incurs as a result of the suit or proceeding. The Authorizing SRO(s) shall have sole control of the defense of any such suit or proceeding and of all negotiations for its settlement or compromise. Customer's prompt notice to NYSE of any such suit or proceeding is a condition to Customer's rights under this Paragraph 9(e). Those rights do not apply when Customer ceases to furnish Market Data to a person, or in a manner, not authorized by NYSE.

                     PART III: PAYMENTS, RECORDS AND REPORTS

                  10. PAYMENTS

                  (a) GENERAL CHARGES - Customer shall pay NYSE or AMEX, as appropriate, in United States dollars the applicable charge(s) from time to time in effect. Customer shall pay any amounts due in accordance with such procedures, and within such time parameters, as NYSE or AMEX, as appropriate, may specify from time to time and shall pay any applicable tax (excluding any income tax imposed on any Authorizing SRO in respect of any such amount). The Authorizing SROs will provide Customer with 30 days' notice of any changes in the charge(s) payable by Customer.

                  (b) CHARGES FOR UNAUTHORIZED INSTALLATIONS - If NYSE or AMEX, as appropriate, notifies Customer that it has determined in its sole discretion that Customer has made any unauthorized or unreported provision or use of Market Data made available to Customer under this Agreement (including the improper receipt described in Paragraph 10(d)), Customer shall pay (i) any applicable charge(s) that would have been imposed on Customer, a Data Recipient or an Unauthorized Recipient in respect of a provision or use, whether by Customer or by a Data Recipient or Unauthorized Recipient, had it been authorized or reported and (ii) an administrative fee equal to ten percent of those charges. Customer's payment obligations apply regardless of whether a person responsible for an unauthorized provision or use received the Market Data from Customer directly

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or from a person in the chain of dissemination that began with an unauthorized provision or use by Customer. The Authorizing SROs reserve the right to recover punitive damages for any deliberate breach of good faith and the like.

                  (c) INTEREST ON UNPAID AMOUNTS - If Customer has not paid any amounts payable pursuant to Paragraph 10(a) within the applicable time parameters, Customer shall pay interest on the unpaid amount. That interest begins to accrue on the 31st day after the payment's due date. Customer shall also pay interest in respect of amounts payable pursuant to Paragraph 10(b)(i). That interest begins to accrue as of the date on which the amount would have been payable had the provision or use of Market Data been properly authorized or reported. The interest payable under this Paragraph 10(c) will equal the lesser of(i) one and one-half percent per month and (ii) the maximum rate of interest that applicable law permits.

                  (d) SUBROGATION AND RETURNS - If Customer has paid all amounts due in respect of any Unauthorized Recipient (i) Customer becomes subrogated to all rights of the Authorizing SROs to recover amounts from the Unauthorized Recipient and (ii) NYSE or AMEX, as appropriate, will return to Customer any amounts subsequently received from the Unauthorized Recipient, less any associated collection and administrative expenses.

                  11. RECORDS AND REPORTS

                  (a) RECORDS MAINTENANCE AND PRESERVATION - Customer shall maintain such billing records, reports, information, subscriber agreements and other documents as NYSE or AMEX, as appropriate, may reasonably require from time to time to permit the Authorizing SROs to bill for applicable charges and to monitor compliance with this Agreement. Customer shall have the ability to retrieve each such item as it applies to any NYSE-specified criterion, such as a particular Service, Data Recipient, location or account number. Customer shall preserve each such item for not less than three years.

                  (b) ACCESS TO RECORDS - During the term of this Agreement and for three years thereafter, Customer shall assure that any authorized representative of NYSE (in respect of all Types of Market Data) or of AMEX (in respect of Network B Market Data and Other Market Information) is able (i) to examine Customer's books and records relating to the Services (including, among other items, the items Customer must maintain pursuant to Paragraph 11(a)), (ii) to copy those books and records and extract information from them and (iii) to otherwise perform any auditing functions necessary to verify Customer's compliance with this Agreement.

                  (c) REPORTING - NYSE (in respect of all Types of Market Data) and AMEX (in respect of Network B Market Data and Other Market Information) may from time to time require Customer to furnish or report all or some of the items that Paragraph 11(a) requires Customer to maintain. Customer understands that NYSE or AMEX may require Customer (i) to so furnish or report some or all of those items upon occurrences of specified events and/or on a periodic basis and
(ii) to provide detailed summaries. At the request of NYSE or AMEX, as appropriate, Customer shall have audited, by an independent certified public accountant satisfactory to the requesting exchange, a list of all Data Recipients and any other reasonably requested list, report or information relating to Customer's redissemination or other use of Market Data. Customer shall comply with this Paragraph 11(c) by such methods, in such format and within such time parameters as NYSE or AMEX may reasonably specify.

                  (d) RELIABILITY OF CUSTOMER'S RECORDS - Customer shall use its best efforts (including the insertion of appropriate terms in Customer's agreements with Data Recipients, Customer Affiliates and Service Facilitators) to assure that Customer is supplied with timely, complete and accurate information so that Customer, in complying with this Paragraph 11, maintains and supplies NYSE and AMEX with timely, complete and accurate information. Those efforts shall include the use of such entitlement controls as Exhibit A may describe. NYSE recognizes that certain information is beyond Customer's control (such as information identifying Service-related equipment and software that Customer has not supplied, installed or made available). Subject to the best efforts requirement of this Paragraph 11(d), Customer's obligations under this Paragraph 11 apply to information of this type only to the extent Customer has received it.

                  PART IV: PROVISIONS OF GENERAL APPLICABILITY

                  12. NYSE AND AMEX CAPACITIES - In respect of Network A Last Sale Price and Quotation information, NYSE acts, and receives payments, information and notices, under this Agreement in the one or more capacities for which the Plans provide. In respect of Network B Last Sale Price and Quotation Information, NYSE or AMEX so acts or receives in the one or more capacities for which the Plans provide. In respect of NYSE Market Information, NYSE so acts or receives solely on its own behalf. In respect of AMEX Market Information, NYSE or AMEX so acts or receives solely on behalf of AMEX. In respect of Other Market Information, NYSE or AMEX so acts or receives on behalf of the Participants or Other Data Disseminators that make that information available.

                  13. PROHIBITED USE AND PATENT INDEMNIFICATION - Customer shall indemnify, hold harmless and defend each Disseminating Party from and against any suit or other proceeding at law or in equity, claim, liability, loss, cost, damage, or expense (including reasonable attorneys' fees) incurred by or threatened against the Disseminating Parties that arises out of or relates to

                  (a) any use of Market Data other than as this Agreement provides by Customer, a Customer Affiliate or a Service Facilitator, or

                  (b) any claim that either any component of the equipment and software used for the purposes of this Agreement (excluding any equipment and software Customer or Service Facilitators (if any) do not supply, install or make available to, or operate or maintain for, a Data Recipient) or the manner of the use made of the component or of Market Data provided pursuant to this Agreement infringes any United States or foreign patent or copyright or violates any other property right.

NYSE's provision to Customer of prompt written notice of the suit or proceeding is a condition to Customer's obligations under the preceding sentence. Customer shall have sole control of the defense of the suit or proceeding and all negotiations for its settlement or compromise.

                  14. DATA NOT GUARANTEED - The Disseminating Parties do not guarantee the timeliness, sequence, accuracy or completeness of Market Data made available, or of other market information or messages disseminated, by any Disseminating Party. No Disseminating Party will be liable in any way to Customer or to any other person for

                  (a) any inaccuracy, error or delay in, or omission of, (i) any such data, information or message, or (ii) the transmission or delivery of any such data, information or message, or

                  (b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission, (ii) non-performance, or (iii) interruption in any such data, information or message, due either to any negligent act or omission by any Disseminating Party or to any "Force Majeure" (i.e., any flood, extraordinary weather conditions, earthquake or other act of God, fire, war, insurrection, riot, labor dispute, accident, action of government, communications or power failure, or equipment or software malfunction) or any other cause beyond the reasonable control of any Disseminating Party.

                  15. NO SPONSORSHIP - Customer shall assure that neither Customer nor any Customer Affiliate or Service Facilitator represents, either directly or indirectly, that any

Disseminating Party sponsors or endorses in any manner Customer, any other person, any particular use of Market Data or any equipment and software.

                  16. ARBITRATION - The parties shall settle any controversy or claim arising out of or relating to this Agreement, or to its breach or alleged breach, by arbitration in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) may issue injunctive and other equitable relief, but may not modify this Agreement. Either party may enter in any court having jurisdiction judgment upon any award that the arbitrator(s) render. For the purposes of so entering any such judgment, each party submits to the jurisdiction of the courts of the State of New York. Nothing in this Paragraph 16 derogates any right Customer, any Authorizing SRO, or any other person may have to appeal to the Securities and Exchange Commission any action taken or any failure to act under the 1934 Act, or any of its rules, or to pursue any claim relating to the unauthorized publication or use of communications under the Communications Act of 1934, as amended, at any time, whether before or after the commencement of any arbitration proceeding.

                  17. EFFECTIVE DATE AND TERMINATION - Upon its execution by each party, this Agreement becomes effective as of the date first above written. Upon becoming effective, this Agreement supersedes each previous agreement between the parties relating to any receipt or use of Market Data that Exhibit A describes. This Agreement continues in effect until terminated as this Paragraph 17 provides. Subject to Paragraph 4, either Customer or NYSE may terminate this Agreement as to one or more Types of Market Data on 30 days' written notice to the other. In addition, this Agreement terminates upon NYSE's withdrawal from the Plans and terminates as to Other Market Information and either Plan's Network B Market Data upon AMEX's withdrawal from that Plan. NYSE shall give Customer 30 days' written notice of any such withdrawal. Insofar as Customer receives access to Transmission Facilities by means of one or more interfaces with one or more intermediaries, this Agreement terminates as to that access immediately upon written notice from NYSE that it no longer approves the interface(s). Paragraphs 8(c), 9, 10, 11, 13, 14 and 16 survive the termination of this Agreement in general or as to any Type(s) of Market Data. They also survive any Participant's withdrawal from either Plan as those paragraphs apply to any matter arising prior to the withdrawal.

                  18. PROVISION OF SERVICE TO NYSE AND AMEX - Upon request by NYSE and/or AMEX, Customer shall provide to the requesting exchange, free of charge, one subscription to such one or more of Customer's Services as the request may identify, together with the equipment necessary to receive, display or communicate the Service(s). NYSE and AMEX shall use such subscriptions solely for purposes of demonstrating the Service(s) and monitoring Customer's compliance with this Agreement.

                  19. MISCELLANEOUS

                  (a) ENTIRE AGREEMENT - Exhibit C, if any, contains additional provisions applicable to any non-standard aspects of Customer's receipt and use of Market Data. This Agreement incorporates Exhibit C. This writing, Exhibit A, Exhibit B and Exhibit C contain the entire agreement between the parties in respect of their subject matter. No oral or written collateral representation, agreement or understanding exists except as this Agreement may otherwise provide.

                  (b) MODIFICATIONS - In keeping with Paragraph 19(g), NYSE may, by written notice to Customer, modify this Agreement as necessary to cause this Agreement to comply, or to be consistent, with any modification to or replacement of the 1934 Act, the rules under the 1934 Act, or either Plan. Subject to Paragraphs 5(d) and 6, neither party may otherwise modify this Agreement except pursuant to a writing signed by or on behalf of each of them.

                  (c) ASSIGNMENTS - Customer may not assign this Agreement, in whole or in part, without the written consent of NYSE.

                  (d) INDIRECT ACTS PROHIBITED - In prohibiting Customer from doing any act, this Agreement also prohibits Customer from doing the act indirectly (e.g., by causing or permitting another person to do the act).

                  (e) REASONABLENESS STANDARD - This Agreement requires or authorizes NYSE and other Authorizing SROs to provide notices and approvals, to make requests and determinations, to impose and specify requirements, and otherwise to act, in respect of a variety of matters. The Authorizing SROs shall perform those acts in a reasonable manner.

                  (f) GOVERNING LAW - The laws of the State of New York govern this Agreement. It shall be interpreted in accordance with those laws.

                  (g) ACT AND PLAN APPLICABILITY - This Agreement and the Services are subject at all times to the 1934 Act, the rules under the 1934 Act and the Plans.

                  20. NOTICES - Customer shall furnish any notice, description, report or other communication relating to this Agreement in writing or by such other means (e.g., by electronic mail) as NYSE may specify. The address of each party for all written communications relating to this Agreement is:

                  Customer (as set forth in Exhibit A)

         CQ Plan Participants and
         CTA Plan Participants
         c/o New York Stock Exchange, Inc. (as below)

         New York Stock Exchange, Inc.
         11 Wall Street
         New York, New York 10005
         Attention: Director of Market Data

         American Stock Exchange, Inc.
         86 Trinity Place
         New York, New York 10006
         Attention: Director of Market Communications

Customer may change its address by notice to NYSE. NYSE may change any other party's address by notice to Customer.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CUSTOMER                                       NEW YORK STOCK EXCHANGE, INC.

First International Financial Corp.            acting in the capacities
                                               Paragraph 12 describes


By:                                            By:
      -------------------------------             -----------------------------
      Name:   Brad G. Gunn                         Name:  Ronald Jordan
      Title:  President                            Title: Managing Director,
                                                          Market Data
      Date:   Dec. 23, 1997                        Date:  1/11/98

Dated:  May 9, 1996

                                TABLE OF CONTENTS


            1.0      TYPE(S) OF MARKET DATA TO BE RECEIVED

            2.0      SOURCE(S) OF MARKET DATA

            3.0      SUMMARY OF USES OF MARKET DATA

            4.0      DESCRIPTION OF SERVICE(S)

                     4.1      Services and Options

                     4.2      Equipment and Devices Used

                     4.3      Display Screens

                     4.4      Block Diagram of System and Communication Network

                     4.5      Delayed Price Service

            5.0      DATA ENTITLEMENT - CONTROL AND REPORTS

                     5.1      Control

                     5.2      Reporting

            6.0      CUSTOMER AFFILIATES

            7.0      SERVICE FACILITATORS

1.0      TYPE(S) OF MARKET DATA TO BE RECEIVED

                  (Check the applicable boxes)


  X     Network A/1/ Last Sale            X    Network B/2/ Last Sale                Network A Last Sale

  X     Network A/1/ Bid-Asked            X    Network B/2/ Bid-Asked                Network B Last Sale

  X     NYSE Bond Last Sale                                                          NYSE Bond Last Sale

  X     NYSE Bond Bid-Asked


                  /1/      NYSE-listed equity securities

                  /2/ AMEX-listed equity securities, AMEX-listed bonds, and other equity securities that meet AMEX listing requirements.

2.0      SOURCE(S) OF MARKET DATA


                 Directly through a connection to SIAC systems

           X     Indirectly through S&P Comstock


3.0      SUMMARY OF USES OF MARKET DATA


         Market Data will be used:                                                            YES     NO
         (a)    As part of a real-time interrogation display or ticker display service         X

                If yes, will service be made available to persons other than the officers X and employees of the customer?

         (b) For the purpose of compiling and disseminating stock tables to press X associations or other publishers, or for the purpose of furnishing market data via magnetic tape.

         (c)    In operations control programs designed for monitoring and surveillance               X
                purposes, order/report price validation, limit order switching, order status verification and related activities, index
                calculation/dissemination, portfolio valuation services, software/system development, etc.

         (d)    In analysis programs leading to purchase/sales or other trading                       X
                decisions, such as options analysis, arbitrage, and program trading

         (e) In market making programs which generate quotations or execute X transactions in an automatic or semi-automatic manner.

         (f)    As part of a real-time automated telephone voice response service.                    X

         (g) To provide a data feed or other type of service where control over the X use of market data and the reporting of uses and display devices cannot be directly maintained by the customer.

         (h)    As part of a delayed last-sale price interrogation,  ticker display, or               X
                automated voice response service.  (Note: bid-asked quotations may not be delayed.)

         (i)    As part of a closing price, after hours or historical pricing service.                X

         (j)    As part of a real-time Network B ticker display service, either provided              X
                by a vendor or created internally from data received.  (Note:  Separate
                Network B ticker display charges apply to this usage.)


Please explain any other planned use of market data not covered in items (a) through (j) above.


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


4.0      DESCRIPTION OF SERVICES

4.1      Services and Options

Description of the Service

The FIFC system has been designed in order to provide real-time stock market data to individual investors' interrogation displays using the Internet as the data transmission medium.

The FIFC system is intended to provide a "window" between the financial markets and individual investors. There will be no transactions involved. The system allows registered users to login using their individual Login ID and password in order to access real-time market information. (Users must register and provide the information that is required by the stock exchanges as well as credit card information in order to be eligible to use the service.)

Through the web site, investors can access information from all major North American exchanges, i.e. NASDAQ, New York Stock Exchange, American Stock Exchange, OPRA, Toronto Stock Exchange, Montreal Stock Exchange, Vancouver Stock Exchange and Alberta Stock Exchange.

Two Levels of Service: Continual Updates, Static Updates.

Continual Updates

Registered users request real-time updates on equities and options; including BBO, Last Sale, Volume, day hi-lo, 52 wk hi-lo, time of last sale, open, and previous close. The system provides the quotes in a table format to the user through a series of graphical user interfaces which have been created using Java. The system automatically refreshes the information on the screen. Users of this service will be signed up as non-professionals.

Static Updates

Registered users are able to obtain single snapshot quotes in a table form via HTML in their browser. This is our usage-based metered system.

How the Data Will be Utilized

Market data will only be used to the extent that FIFC's registered users request market information from the FIFC system. Only a user who has specifically requested (and paid for) market data will be allowed to access real-time market information. Market data will be used strictly for displaying current stock price updates in an abbreviated quote format, an extended or long quote format, a screen based ticker, and a market monitor format through the Java based Portfolio Manager.

The data will only be used to support the intended uses of the FIFC system and web sites. Data will not be provided to users through any other vehicle.

Profile of System Users

FIFC users are all external to the firm. All FIFC users will be financial industry non-professionals as defined in the Exchange Agreements. Primary testing and marketing of the site suggests that the majority of our users will be Americans; however, the global reach of the Internet also allows us to reach users around the world.

Overview of the FIFC Portfolio Manager(Continual Update Service)

The Portfolio Manager is a platform independent 100% Java application that continuously updates the user's display with real-time trading information. The Portfolio Manager allows each user to monitor their own custom set of portfolios. Each portfolio is continuously updated with real-time intra-day trading information. The Detailed Quotes screen allows users to query more detailed historical data such as PE ratios, 52 week high and lows, Dividend and Earnings information. The Exchange Statistics screen allows users to query a variety of reports on each exchange (e.g. Most Active, % Gainers, $ Gainers, etc...). The Option Listings screen allows users to query detailed information about the options offered on a given security.

The primary function of the FIFC service is the Portfolio Manager that tracks multiple stocks from multiple exchanges in user defined portfolios. Users may select what data they wish to display from each market. From here they can set up portfolios of 10 stocks and indexes that they can monitor. Users can select to view all or none of BBO, Last Sale, trade volume, day hi-lo, 52 wk hi-lo, time of last sale, open, previous close, price targets, company name. Also, users may choose to display a snapshot of the market statistics for net gainers, losers, etc.

The Portfolio Manager performs one analytical function that uses the market data. If users desire to calculate the profit/loss position on a given stock they can by entering in their purchase price and quantity. Users may display their portfolios in a screen based ticker that uses Last Sale data only. The ticker symbol and last price will scroll by. Market Summary

The market summary window is designed to provide the user with an overview of market conditions as well as the user's custom portfolio. Several major market indices are presented to provide the user with information about overall market conditions. The user's portfolio is displayed in a ticker tape that scrolls across the screen. Both the ticker tape and the market indices are continuously updated with the latest market information.

Features

Portfolio Manager

The portfolio manager allows the user to define and monitor a set of custom portfolios. For each symbol, the portfolio manager monitors and updates the following:

Menu-bar Actions

The menu-bar is located at the very top of the Portfolio Manager window and contains the following pull down menus:

File

Save

The save action saves the user's portfolio selections, including the current order of the portfolios and symbols as well as any properties the user may have entered.

Exit

The exit action exits the portfolio manager and all related windows.

Edit

The edit pull down allows the user to customize their portfolio entries.

Adding a Portfolio

Selecting this action will pop-up a dialog box that prompts the use to enter the name of the new portfolio they wish to add. The name must be unique among existing portfolios.

Removing a Portfolio

The user must select a portfolio before choosing this action. The user will be presented with a dialog box confirming the selection. Removing a portfolio will also remove the portfolio's contents.

Portfolio Properties

The user must select a portfolio before choosing this action. The user will be presented with a dialog box containing the current property settings for this portfolio. Portfolio properties are, the name and whether or not values are to be displayed.

Add Symbol(s)

The user must select a portfolio before choosing this action. Selecting this action will pop-up a dialog box that prompts the use to enter the symbols that are to be added to an existing portfolio. More than one symbol may be entered, separated by commas.

Remove Symbol

The user must select a symbol before choosing this action. The user will be presented with a dialog box confirming the selection.

Symbol Properties

The user must select a symbol before choosing this action. The user will be presented with a dialog box containing the current property settings for the selected symbol. Symbol properties are, the number of shares, and the up and down limits. Up and down limits represent price targets which if reached or exceeded will cause the symbols change field to flash until the limit is modified or the last trade value changes to a value above/below the given price targets.

View

The view pull down allows the user to pop up other windows or views.

Detailed Quotes

The detailed quotes screen allows the user to view detailed information about a symbol. The user enters a symbol and presses the "Quote" button. The detailed symbol information will appear in the view area.

Option Listings

The option listing screen allows the user to view detailed options information for a symbol. The user enters the symbol of the underlying security and presses the "Options" button. The detailed symbol information including bid, ask, sizes, last trade price and contracts traded, will appear in the view area.

Exchange Statistics

The exchange statistics screen allows the user to request statistics for each of the Exchanges. The user selects the exchange they wish to query and the statistic in which they are interested and select the "Query" button. The information will appear in the view area.

Help

About

This provides information about the release of the FIFC.

Field Descriptions

Symbol

The Symbol is the exchange symbol under which the security is traded.

Time

Time is the time of the last trade.

Last

Last is the price of the last trade.

Change (%)

Change is the difference between the last trade and the previous close prices and is followed by the percentage of the previous close that the difference represents.

$ Value

$ Value represents the current dollar value of the symbol. This is calculated by multiplying the number of shares currently owned (See Symbol Properties) by the last trade price.

Bid (Size)

Bid is the current price at which the security can be sold. The size, shown in parenthesis, is the number of 100 share blocks currently being offered at that price. The availability of this data varies with the exchange on which the symbol is traded.

Ask (Size)

Ask is the current price at which the security can be bought. The size, shown in parenthesis, is the number of 100 share blocks currently being asked for at that price. The availability of this data varies with the exchange on which the symbol is traded.

High

The highest price at which a symbol was traded during the current/last trading day.

Low

The lowest price at which a symbol was traded during the current/last trading day.

Volume

The number of shares of the given symbol that have traded during the current/last trading day.

Name

The full name or description of the given symbol.

Other Actions

Selecting A Portfolio

To select a portfolio you must click (with mouse button 1) the top line containing the name of the portfolio.

Open/Close A Portfolio

Clicking (with mouse button 1) the arrow button located at the top of the portfolio to the left of the name will open and close a portfolio. To conserve space on the screen, a user may choose to close one or more portfolios. When the arrow is pointing down, the portfolio is open. When it is pointing to the right, it is closed.

Changing the order of Portfolios

After closing all of your portfolios, you may drag (using button 3 on your mouse) the portfolios into any order you want.

Selecting A Symbol

A symbol may be selected by clicking (using button 1 on your mouse) anywhere on the line containing the symbol information. The symbol will have an outline when it is selected.

Changing the order of Symbols

You may drag (using button 3 on your mouse) the symbols within a portfolio into any order you want. You may not drag a symbol outside of its original portfolio, but it may be added to any number of portfolios using the Add Portfolio Edit action.

4.2      Equipment and Devices Used

Data Processing Equipment

Data is received via land lease POTS line at the Company's premises and directly to dual S & P Comstock Client Site Processors.

Data Parser & Quote Server

These two programs (S & P Comstock Client Site Processor v 3.0) reside in two
(2) S & P Comstock Client Site Processors, 32MB RAM, 512kb cache, Ethernet PCI 10/100 Mbps, UNIX.

Database & Webserver

The customer database (currently Microsoft SQL v 6.5) and web server (Microsoft Internet Information Server) reside in a Digital Equipment Corporation Alpha 1000 Server. The AlphaServer configuration is 266 Mhz Pentium, 64-bit platform, 128 MB EDO RAM Windows NT Server v 4.0.

Applet Server

This program resides in a Digital Equipment Corporation Celebris XL 5166DP Dual 166 Mhz Pentium processors with 128MB EDO RAM, 512kb cache, Ethernet PCI 10/100 Mbps, Windows NT v 4.0

Router/Firewall

A protective firewall is between the Company's LAN and the Internet. Included is a firewall filter and routing system, Bastion Host firewall and application-level gateway with authentication, authorization, monitoring, and logging capabilities, and a choke router backup to Bastion Host. The type of firewall is a product supplied by Borderware.

User Interface

The user interface for the continual updating service is the applet itself (e.g. Portfolio Manager). Because an applet can only connect back to the machine from which it is loaded, the User Interface must be co-located with the Applet Server(s) so it can be loaded and started in the Subscriber's browser. The interface for the static quote service is the clients web browser and HTML.

Market Data Display

Java applets are downloaded to the client's personal computer, where the market data is then displayed. The end user display device is completely dependent on the users equipment, and FIFC has no control over what equipment is used by its users.

4.3      Display Screens

The following are screen display samples based upon real-time last sale and bid and ask NYSE market data.

Detailed Quote with Fundamentals


                           [GRAPHIC OF DISPLAY SCREEN]

                   [Screen Display Of BullSession.Com Report]

4.4      Block Diagram of the System and Communications Network

The following is a block diagram describing the overall system that will be utilized in the dissemination of the market data.

                          [BLOCK DIAGRAM APPEARS HERE]


Subsystems

We currently have 6 distinct subsystems each providing a critical piece of functionality.

Data Parser

Receives and parses the data feed, sending parsed data to the quote server. Part of the S & P Client Site Processor.

Quote Server

Quote server maintains an in memory copy of the latest trading information for all Symbols. Part of the S & P Client Site Processor.

Database

Database (currently Microsoft SQL) contains subscriber information, User Account Files, as well as exchange and market information on Symbols. The database also tracks usage-based interrogation amounts by quote packets (see section 5.0 for a detailed explanation of this tracking system).

Applet Server

Ticker.bat maintains subscriber portfolios and applet options. Serves as applet interface to quote information which resides in either the Database or the Quote Server.

User Interface

The user interface is the applet itself (e.g. Portfolio Manager). Because an applet can only connect back to the machine from which it is loaded, the User Interface must be co-located with the Applet Server(s) so it can be loaded and started in the Subscriber's browser.

Web Server

The web server is the Internet presence for FIFC. It contains the home page, help files, ticker lookup, login forms and other html/cgi related files.

4.5      Delayed Price Service

FIFC currently has no plans to disseminate or use delayed last sale prices.

5.0      Data Entitlement - Control and Reports

5.1      Control

a) The market data entitlement system resides on FIFC's system, therefore only FIFC has control of the entitlement of the market data. When a user initially registers for First International's services they are prompted to specify which exchanges they would like to receive data for. This information is recorded, tracked in User Account Files in the FIFC Customer Database and made readily available to the system. All market data is stored in a database at two levels: the first identifies which exchange the data originates from (Network A or Network B) and a second level identifies what symbol or security the data corresponds to. An exchange identifier is attached to each symbol. When the user requests a piece of market data from a specific exchange, the system will compare the request to the authorization limits for the exchanges that the user has been granted in their User Account File. In the event the user requests market data for an Exchange which they are not permissioned for, the system will alert the user and reject the request. Should the user want to obtain the restricted piece of market data they will have to return to the registration section and make a request to FIFC to add the desired exchange to their entitlements. FIFC will then determine whether or not they must fill out additional exchange agreements and what the incremental cost will be. Upon receipt of the required Subscriber Agreements and payment, FIFC then changes the User Account File granting the user access to the requested exchange data. The FIFC service only allows users to obtain real-time information for last sale and bid and asked data for both Network A and Network B.

         First International Financial's system identifies a user via a unique login ID, a unique password, and a unique FIFC Client Number. Only users with a valid login ID and password can access the market data. The user is prompted for their login ID and password upon entering the FIFC system. The Customer Database is then checked for verification of login ID and password and a log is created with their unique FIFC Client Number. If the password does not match the password recorded in the system then he/she will be prompted to re-enter the login identification. This process will re-iterate three times and upon failing on the third try, log the user out of the system and server. The forementioned processes and a firewall are very stringent measures employed to restrict access to the market data to only authorized users.

b) Simultaneous use of the password is restricted via First International's System. As a user logs into the system his/her entry and FIFC Client Number is recorded. If Simultaneous use of the password is restricted via First International's System. As a user logs into the system his/her entry and FIFC Client Number is recorded. If another individual tries to enter the system using the same login identification and password the system will check the log to see if that corresponding FIFC Client Number is already logged in. If it is in use, the system will refuse to grant him/her access. Once the user signs off the system or the system detects the user is no longer present after 30 minutes of inactivity, then his/her user session is removed.

c) When a prospective user registers for access to First International's system they are prompted to specify which exchanges they would like to view data for and informed what the cost will be for the specified combination. Additionally, they will be informed which exchange agreements must be downloaded and filled out. The completed forms are then faxed directly to the offices of First International Financial where they are reviewed and either accepted or rejected. After approving a user for use of the system, FIFC creates a User Account File using FIFC's Administration Program, proprietary software that is used for database administration. Each User Account File contains the following information; name, address, login ID, password, occupation and description, exchange entitlements, billing information, employer name and address, and age. Only FIFC can add, change, or delete exchange entitlements for the user by entering the appropriate exchange identifier in the user account file. If the application is rejected, the user is contacted via e-mail or telephone to elaborate on why they were rejected (e.g. insufficient data, designated a professional, etc.).

         Users are automatically billed each month once they have successfully been accepted into the system. In order to quit the service the user must notify the office of First International either by telephone, e-mail or fax. Furthermore, notification must be 30 days prior to the user's last day of service. Upon receiving notification of discontinuance, First International records the user's anticipated last day of service. Each day a process is executed that will remove users that no longer wish to use the service.

         User Account Files contain all the information on users and are stored in the Customer Database. Each day a report is generated from the Customer Database for billing purposes. From the same database, a report is generated every month for Exchange reporting purposes.

         Users do not have direct access to alter their data entitlements. Only FIFC has access to the entitlement system to change data access. Subscribers can only alter their entitlements by submitting a change of registration. Upon receipt of the change of registration FIFC physically enters in the new requests. The system will determine if the Exchange agreements that the user has completed are sufficient for the new data he/she would like to receive. In the event these agreements are not sufficient, the user will be prompted to download the remaining required agreements. Such agreements must be filled out and sent to First International for reviewing and approval. Upon granting approval, First International will notify and allow the user to request information from the new exchange or restrict data coming from an exchange that was removed. As well, the user will be notified what his/her change in pricing will be given the changes they have requested.

d) Audit trail information is maintained in electronic and hard copy format. Each User Account File contains customers transactions history that is maintained for 6 years. In compliance with exchange and vendor agreements, a hard copy is generated monthly for exchange reporting purposes. The customer transaction history includes the time and date of registration for the FIFC service, the date and amount of payment for service, and the exchanges they have contracted to receive market data from. In addition to the user account files, the web servers of First International automatically track which users have entered into and for what duration they remained in the system. These log files are kept on-line and then archived to tape and a hard copy is generated once a month. In turn, these tapes and hard copies are to be kept for a period of eighteen months. The details of the log files include: which data instruments were requested/received and the time of the request for each user.

Exchange Indentifier Description

Our data provider, S&P Comstock, sends the exchange identifier attached to every data message we receive, specifying exactly to which exchange the symbol belongs. We append this to the symbol itself for storage and retrieval purposes, meaning we cannot look up or display a symbol without knowing from which exchange it is part of. For example AT&T's symbol comes in from the NYSE as T.N in which the .N is the exchange identifier. AMEX symbols have .A attached as a suffix.

Technical Specifications for the Record-Keeping of Per-Quote Charge Usage.

Our web based per-quote usage-based service allows a registered user to look up the realtime data for a single stock. We have a secure method to accurately and reliably track this action. First, we guarantee that each person requesting the stock data has registered with our service, meaning they have agreed to the enclosed sample agreements. Using standard HTTP authentication, the web pages and CGI scripts are protected from unauthorized use. Only those who have a user account with our service may view the pages.

Second, the CGI script that connects to our Data Server knows exactly who is requesting the information and for which stock symbol and Exchange the client is requesting. This gets logged to disk before sending a single quote-packet allowing us to closely monitor usage. It is impossible for a user to subvert this program to get stock information without it recording the action first. For the purpose of counting quotes, a "quote-packet" is any data element, or all data elements, for a single issue. (For example, open, high, low, last, volume, net change, bid, offer, size are data elements. "IBM" is a single issue.) An index value also qualifies as a data element.

In a more detailed description, here is a sample user session. The client uses their web browser to connect to our server and request the HTML page containing a CGI form allowing them to enter a symbol. This HTML page is stored in an HTTP protected directory, meaning the Web Server first checks that the user has entered a valid username and password (which they were assigned upon registration.) If one has not been entered yet, the Web Server sends a message to the browser to obtain that information from the user. Once the username and password are sent back, the Web Server checks that they are valid, and if not, it denies the user access to the HTML page (and any other pages and programs store in the protected directory.)

Once the Web Server has received a valid username and password, it then sends the user's browser the HTML page with the form. The user fills out the form with their desired stock symbol, and this information is passed back (always with their username and password which the browser caches, so the Web Server can verify who they are.) The CGI script that receives the information then logs the transaction to disk. Only upon successful completion of this action will the CGI script request the actual stock information from the Data Server and send it back to the client.

The data is compiled into daily reports in hard copy and monthly reports that are sent to the NYSE and Authorizing SRO's. The data logs are also backed up in several locations on different computers, so in the event of a disk failure, the logs remain unharmed.

5.2(a)   Applicable Fees and Reporting Requirements -- Per Quote Pricing

FIFC understands and acknowledges that there are separate fees for each of Network A data Network B data.

Usage Based Fees - Network A

Each real-time (less than 20 minutes old) quote-packet disseminated will be subject to a charge that is currently $.01 (one cent) which applies in respect of each quote packet retrieved during the period of market open (currently 9:30am to 4:20pm ET). Quote-packets disseminated at any time other than this period will not be subject to a charge.

Reporting Requirements -- Network A

FISC will submit monthly reports to the NYSE consisting of the number of quote-packets that have been accessed during the month.

Usage Based Fees - Network B

Tiered Quote Fees apply to FIFC services which permit individuals to access market data by dialing into the vendors computers via any network, including the Internet. FIFC customers must be in contractual privity with FIFC which contract contains language acceptable to the AMEX (1) clearly enumerating the property rights of the Network B participants and the AMEX, (2) prohibiting retransmission or redistribution of the market data and (3) indicating that the market data is not guaranteed.

Fees

The Network B charge is a function of the number of quotes requested by each of FIFC customers during the month being reported.

                                                  Quotes Accessed by the                     Monthly Fee Per
                  Tier                            Customer in the Month                          Customer
                  I                                             1-50                            $ 0.50
                  II                                          51-250                            $ 3.25
                  III                                  more than 251                            $35.00


A quote is any data element or all data elements for a single issue. An index value also qualifies as a data element. If the vendor offers a portfolio pricing feature, then each issue (index) priced is counted as a quote.

These rates will be increased 5% September 1 each year this Pilot is in effect.

The Vendor understands that, upon 60 days notice, the AMEX may also increase the rates as well as change the quote ranges for each of the three categories.

Reporting Requirements

Vendor must report to the AMEX no later than the 15th of each month the number of customers in each of the three tiers during the previous month.

In addition, Vendor must send to the AMEX, by the 15th of the following month, a report of all quote usage listing the number of customers who requested or accessed one quote in the month, two quotes, three quotes and so on. This report must be a computer file readable into Excel.

In addition, Vendor agrees to supply other reports of a market research nature as the AMEX may reasonably request.

5.2(b)   Sample Reports

All data is stored in our MS SQL database and any type of report can be generated. Below is a sample of three reports.

a)       Customer Entitlement and Usage Report for January 1, 1997 - January 31,
         1997

                                    DEVICES


Customer       Service   Billing   User   Account   Entitlements Previous  Change   Current   Active     Fees to
               Address   Address   File   Number                 Month              Total     Date       Exchange
-------------- --------- --------- ------ --------- ------------ --------- -------- --------- ---------- ----------

John Smith     1 Street  2 Street  107              NYSE,        1         0        1         11/11/96      4.25
                                                    AMEX,        1         0        1         11/11/96      3.25
                                                    NASDAQ,      0         +1       1         01/09/97      4.00
                                                    TSE          0         +1       1         01/09/97      6.00



b) Total Number of Customers (display units) by Exchange for January 1, 1997 - January 31, 1997


Name of Devices                   NYSE     AMEX     NASDAQ     NASDAQ     OPRA     VSE    TSE      ME       ASE
-------------------------------- -------- -------- ---------- ---------- -------- ------ -------- -------- --------
Previous Month                        10        5         9           1        2       2       4        1        1

Change                                +2       +1        +1           0        0      -2      +1       -1       -1

Total this Month                      12        6        10           1        2       0       5        0        0

Total Fees Remitted to Exchange   $63.00   $19.50    $40.00      $50.00    $4.00   $0.00  $30.00    $0.00    $0.00

c)       Metered Per-Quote Usage Report for January 1, 1998 - January 31, 1998


Number of Users             Total Real Time Quote       Fee per Quote Packet         Total Fees Due to NYSSE
                            Packets
103                         10,300                      $0.01                        $103.00

6.0      Customer Affiliates

As defined in this agreement there are no customer affiliates.

7.0      Service Facilitators

Exodus Communications located at Harbourside Financial Center, Plaza III, Suite 800, Jersey City, NJ 07302. FIFC has leased office space from Exodus to house its own servers and receive the S&P Comstock data feed in New Jersey.

                                    EXHIBIT C

                  AGREEMENT FOR RECEIPT AND USE OF MARKET DATA;
                              ADDITIONAL PROVISIONS

21.      NETWORK A AND NETWORK B PILOT TEST OPERATIONS

(a) AUTHORIZATION - Exhibit A describes Services that Customer provides pursuant to a per-quote charge. Customer acknowledges and understands that it provides those services on a pilot test basis (the "Pilot Test Services"). The CTA Plan and the CQ Plan authorize the Authorizing SROs to enter into arrangements for pilot test operations designed to develop new Market Data services. Accordingly, Customer may provide the Pilot Test Services, but may do so only as and to the extent described, and in the manner specified, in Exhibit A. It may do so only for so long as this Agreement is in effect.

(b) SHARING OF RESEARCH - Customer, NYSE and AMEX shall periodically discuss the results, progress and status of the Pilot Test Services and share any market research that Customer has generated, subject to Customer's obligation or reasonable need to maintain confidentiality in respect of certain information.

(c) CUSTOMER AGREEMENTS WITH SUBSCRIBERS - Customer may provide the Pilot Test Services to a person only while the person is a party to an effective agreement with Customer that includes the terms and conditions in the form attached to this Exhibit C as Attachment A. (This Exhibit C refers to any such person as a "Pilot Test Subscriber".) Customer shall assure that it has the ability to modify its agreements with each Pilot Test Subscriber as NYSE or AMEX, as appropriate, may from time to time specify. Customer shall effect any such modification promptly, except that Customer may continue to provide a Pilot Test Service to a Pilot Test Subscriber without effecting the modification for 90 days from that receipt. Customer shall discontinue its provision thereafter if the Pilot Test Subscriber has not agreed to the modification(s). Customer shall promptly describe to NYSE or AMEX, as appropriate, any breach of the NYSE or AMEX-prescribed portions of Customer's agreements about which it may learn. Customer shall not in any way amend, supplement, or otherwise modify NYSE or AMEX-prescribed provisions or requirements or vitiate those provisions or requirements by any collateral agreement or understanding, except as NYSE or AMEX, as appropriate, may otherwise agree in writing.

(d) PILOT TEST SERVICE CHARGES - In addition to the applicable charge(s) payable by Customer pursuant to Paragraph 10, Customer shall pay:

                  (1) in respect of Network A Market Data, one cent ($0.01) for each "quote packet" (as defined in Exhibit A) that Customer distributes pursuant to the Pilot Test Services; and

                  (2) in respect of Network B Market Data, in accordance with the following chart:

                             Number of quotes accessed by
                                Customer during a month          That month's fee
                             ----------------------------        ----------------
                                       1  -   50                        $0.50
                                      51  -  250                        $3.25
                                     more than 250                     $35.00


 provided, however, that those fees shall not apply insofar as Customer has delayed any such quote packet for no less than 20 minutes. Customer shall so pay those amounts in accordance with Exhibit A and subject to the terms and conditions that Paragraph 10 imposes in respect of other amounts payable pursuant to this Agreement.

(e) TERMINATION OF PILOT TEST SERVICES - Customer understands that NYSE or AMEX intends to monitor the Pilot Test Services and may determine to amend the CTA Plan and the CQ Plan to permit the pilot test's Market Data services on a permanent basis, whether in the form described in Exhibit A, or to discontinue its authorization of one or more Pilot Test Services. If NYSE (in respect of Network A Pilot Test Services), or AMEX (in respect of Network B Pilot Test Services) makes any such determination, it shall so notify Customer. Within 30 days of receipt of that notice, Customer shall cease to provide the Pilot Test Services to which the notice refers and the provisions of this Exhibit C shall then terminate. If Customer wishes to continue to provide those services and NYSE or AMEX, as appropriate, is willing to permit Customer to do so, Customer shall amend Exhibit A to reflect any necessary changes and shall comply with such additional terms and conditions as NYSE or AMEX, as appropriate, may impose in respect of those services.

ACCEPTED AND AGREED:

CUSTOMER                                   NEW YORK STOCK EXCHANGE, INC.

First International Financial Corp.        acting in the capacities Paragraph 12
                                           describes


By:                                        By:
      ------------------------------           --------------------------------
      Name:     Brad G. Gunn                     Name:     Ronald Jordan
      Title:    President                        Title:    Managing Director,
                                                           Market Data
      Date:     Dec. 23, 1997                    Date:     1/11/98

                                  ATTACHMENT A

                              TERMS AND CONDITIONS

                  PROPRIETARY NATURE OF DATA - Subscriber understands and acknowledges that each "Authorizing SRO" (i.e., the New York Stock Exchange, Inc. ("NYSE"), each CTA Plan Participant and each CQ Plan Participant), and each other entity whose information is made available over the facilities of the Authorizing SROs (an "Other Data Disseminator") has a proprietary interest in the Market Data that originates on or derives from it or its markets. For the purposes of this Addendum, "Market Data" means (a) CTA Network A last sale information, (b) CQ Network A quotation information, (c) such bond and other equity last sale and quotation information, and such index and other market information, as the Authorizing SROs or any Other Data Disseminator may make available and as NYSE may from time to time designate as "Market Data", and (d) all information that derives from any such information.

                  THIRD-PARTY BENEFICIARIES; ENFORCEMENT - Subscriber understands and acknowledges that this Addendum confers third-party beneficiary status on the Authorizing SROs. In authorizing Vendor to take any action, or to receive any communication, this Addendum authorizes Vendor to act on its own behalf and on behalf the Authorizing SRO(s). NYSE may enforce this Addendum as to all Market Data, and any Authorizing SRO may enforce this Addendum as to Market Data that originates on or derives from its markets, by legal proceeding or otherwise, against Subscriber and may likewise proceed against any person that obtains such Market Data other than as this Addendum contemplates. No act or omission on the part of Vendor and no other defense that might defeat recovery by Vendor against Subscriber shall affect the rights of the Authorizing SROs as third-party beneficiaries under this Addendum. Subscriber shall pay the reasonable attorney's fees that any Authorizing SRO incurs in enforcing this Addendum against Subscriber.

                  DATA NOT GUARANTEED - Subscriber understands that neither NYSE, any other Authorizing SRO, any Other Data Disseminator nor the Processor under the CTA Plan or the CQ Plan (the "Disseminating Parties") guarantees the timeliness, sequence, accuracy or completeness of Market Data or of other market information or messages disseminated by any Disseminating Party. Neither Subscriber nor any other person shall hold any Disseminating Party liable in any way for (a) any inaccuracy, error or delay in, or omission of, (i) any such data, information or message or (ii) the transmission or delivery of any such data, information or message, or (b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission, (ii) non-performance or (iii) interruption in any such data, information or message, due either to any negligent act or omission by any Disseminating Party, to any "force majeure" (e.g., flood, extraordinary weather conditions, earthquake or other act of God, fire, war, insurrection, riot, labor dispute, accident, action of government, communications or power failure, equipment or software malfunction) or to any other cause beyond the reasonable control of any Disseminating Party.

                  REDISSEMINATION PROHIBITED - Subscriber shall use Market Data only for its individual use. Subscriber shall not furnish Market Data to any person or entity other than an officer, partner or employee of Subscriber.

                  DISSEMINATION DISCONTINUANCE OR MODIFICATION - Subscriber understands that, at any time, the Authorizing SROs may discontinue disseminating any category of Market Data, may change or eliminate any transmission method and may change transmission speeds or other signal characteristics. Subscriber shall not hold the authorizing SROs liable for any resulting liability, loss or damages that may arise therefrom.

                  DURATION; SURVIVAL - This Addendum remains in effect for so long as Subscriber has the ability to receive Market Data as contemplated by this Addendum. In addition, either Subscriber or Vendor may terminate this Addendum on 30 days' written notice to the other. Subscriber understands that Vendor is obligated to terminate this Addendum pursuant to this Paragraph upon notice to that effect from NYSE. Paragraphs [PROPRIETARY NATURE OF DATA], [THIRD-PARTY BENEFICIARIES; ENFORCEMENT] AND [DATA NOT GUARANTEED] survive termination of this Addendum. This Addendum supersedes each previous agreement between the Subscriber and NYSE insofar as the superseded agreement pertains to the Market Data services that Vendor provides to Subscriber pursuant to the Vendor-Subscriber Agreement.

                                    EXHIBIT C

                          AGREEMENT FOR RECEIPT AND USE
                      OF MARKET DATA; ADDITIONAL PROVISIONS

22.      "CLICK-ON" AGREEMENTS

                  (a) SCOPE - The Agreement and Exhibit A require Customer to enter into contracts with its subscribers for the benefit of the Authorizing SROs. This Paragraph 22 applies insofar as Exhibit A allows Customer to satisfy that obligation by means of on-line contracts to which the subscriber manifests its assent by means of "clicking" an appropriate space on a computer screen (a "Click-On Agreement"); provided, however, that, subsequent to the effective date of this Paragraph 22, Customer may not so use a Click-On Agreement for the benefit of the Authorizing SROs insofar as a subscriber enters into written agreements (i.e., on paper) for Customer's benefit contemporaneously with the subscriber's determination to receive Market Data from Customer.

                  (b) AUTHORIZATION - Customer may fulfill its obligation to have its subscribers enter into agreements for the benefit of the Authorizing SROs by means of a Click-On Agreement, subject to the indemnification provisions set forth in Paragraph 22(c) below and the following conditions:

                  (i) NYSE must have approved the form and content of, and manner of entry into, the Click-On Agreement, and any change to that form, content and manner of entry, prior to its use.

                  (ii) Customer must maintain a hard copy of each NYSE-approved Click-On Agreement and careful records as to the scope of use of each such agreement. Those records ("Click-On Agreement Records") must indicate with precision exactly to which agreement each subscriber manifested its assent, the precise manner in which each subscriber manifested its assent and the effective dates of the Click-On Agreement and of any updated or revised versions.

                  (iii)    Upon request from NYSE, Customer must provide to
                           NYSE:

                           (A) a hard copy of each Click-On Agreement that it uses in connection with its provision of the Services, including any revised version;

                           (B) a description of the scope of use of, and manner of entry into, each such agreement; and

                           (C)      access to all Click-On Agreement Records.

                  (iv) Customer must prevent the subscriber from having the ability to manifest its assent to the Click-On Agreement unless all of the agreement's terms and conditions have first appeared on the computer screen.

                  (v) Each time a subscriber logs on to the Service(s) that the Click-On Agreement governs, the Subscriber must view the following message, which shall appear in a clearly legible form:

                   As your agreement for the receipt and use of market data
                  provides, the securities markets (1) reserve all rights to the market data that they make available; (2) do not guarantee that data; and

                  (3) shall not be liable for any loss due either to their negligence or to any cause beyond their reasonable control.

                  (c) INDEMNIFICATION - Customer shall defend and indemnify the Authorizing SROs, and hold the Authorizing SROs harmless, from and against any suit or other proceeding at law or in equity, claim, liability, direct or indirect loss, cost, damage, lost profits or expense (including attorneys' fees) incurred by or threatened against the Authorizing SROs that arises out of or relates to the unenforceability of a Click-On Agreement due to the manner in which the subscriber manifests its assent to the terms and conditions of the Click-On Agreement. NYSE's prompt written notice of the suit or proceeding is a condition to Customer's obligations under the preceding sentence. Customer shall have sole control of the suit or proceeding and all negotiations for its settlement or compromise.

                  (d) APPLICABILITY OF AGREEMENT - Terms defined in the Agreement shall have the same meaning in this Paragraph 22.

 Except as this Paragraph 22 may otherwise provide, all terms and conditions of the Agreement shall govern this Paragraph 22. In particular, the parties recognize and understand that clause (iii) of Paragraph 5(b) of the Agreement and the provisions of Paragraph 5(b) that apply to that clause govern Customer's use of Click-On Agreements. In the event of a conflict between the Agreement and this Paragraph 22, this Paragraph 22 shall govern.

                  (e) TERMINATION OF PARAGRAPH 22 - If NYSE, in its sole discretion, determines that statutory or common law have deemed, or are likely to deem, Click-On Agreements to be unenforceable, it may so notify Customer. Customer shall cease to allow subscribers to enter into Click-On Agreements within 24 hours of Customer's receipt of that notice and this Paragraph 22 shall then terminate; provided, however, that, as to any subscriber that has manifested assent to a Click-On Agreement prior to that determination, Customer may continue to provide one or more Services to that subscriber until 90 days after Customer's receipt of that notice. Customer may provide one or more Services to that subscriber thereafter only if the subscriber has entered into a written agreement suitable to NYSE.

ACCEPTED AND AGREED:

CUSTOMER                               NEW YORK STOCK EXCHANGE, INC.

First International Financial Corp.    acting in the capacities Paragraph 12
                                       describes


By:                                    By:
      ----------------------------         ------------------------------
      Name:  Brad G. Gunn                 Name:  Ronald Jordan
      Title: President                    Title: Managing Director, Market Data
      Date:  12/15/97                     Date:  1/11/98


                                       2